EXHIBIT 23(ii)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated October 24, 1996, accompanying the consolidated financial statements and schedule included in the Annual Report of Milgray Electronics, Inc. and Subsidiaries on Form 10-K for the year ended September 30, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Milgray Electronics, Inc. on Forms S-8 (File No. 33-59986, effective March 24, 1993, and File No. 33-66652, effective July 29,
1993).


GRANT THORNTON LLP


Melville, New York
December 24, 1996